Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-102627) of Plains Exploration & Production Company of our report dated March 10, 2003 relating to the consolidated financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas

March 25, 2003

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